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                                                                    EXHIBIT 23.2

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

     As financial adviser to Metrocall, Inc., we hereby consent to the use of our fairness opinion dated August 8, 1997 included in this registration statement as Exhibit B.

                                           MORGAN STANLEY & CO. INCORPORATED

                                           By: /s/ PAUL J. TAUBMAN
                                             -----------------------------------
                                               Paul J. Taubman
                                             Managing Director

September 19, 1997